Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:

Douglas L. Cox

EVP & Chief Financial Officer

Opinion Research Corporation

(609) 452-5274

OPINION RESEARCH REPORTS SECOND QUARTER RESULTS

INCLUDING REVENUE INCREASE OF 9%

PRINCETON, N.J. – July 28, 2004 – Opinion Research Corporation (NASDAQ: ORCI), today announced financial results for the second quarter ended June 30, 2004. Summarizing the quarter’s results, Chairman and CEO John F. Short said, “We are pleased with the revenue performance, in particular the renewal of growth in our commercial market research business which is up 15% and 14% in the second quarter and first six months respectively as compared to the comparable period last year.”

Revenues

Revenues for the second quarter were $49.4 million versus $45.5 million in the prior year’s second quarter, an increase of 9 percent. Social research revenues were $32.3 million versus $30.2 million in last year’s second quarter. Commercial market research revenues totaled $13.8 million versus $12.0 million in the prior year’s second quarter. Teleservices revenues were $3.3 million versus $3.3 million in last year’s second quarter.

Income

Operating income for the second quarter was $3.0 million, versus $2.8 million in the prior year’s second quarter, an increase of 6 percent.

After a $2.5 million charge for debt fees, principally the non-cash write-off of unamortized fees, in connection with the recent previously announced debt refinancing, the company reported a net loss in the second quarter of $.2 million versus net income of $.9 million in last year’s second quarter.

Net loss per diluted share was $0.04 versus net income per diluted share of $0.15 in the prior year’s second quarter.

The $2.5 million charge reduced net income by $1.6 million and diluted earnings per share by $0.26.

Business Outlook

Mr. Short commented, “We believe that the outlook for our US commercial businesses is improving, based on increases in backlog, the volume of new business inquiries we are receiving and the proposals we are submitting to potential clients. We also expect our social research business and our non-US commercial businesses to continue to meet our expectations.”

The company has increased its revenue guidance for 2004 to a range of $187 million to $190 million and reconfirms its earlier net income and earnings per share guidance for 2004 of $3.0 to $3.5 million and $0.46 to $0.54 per diluted share. These include the refinancing-related charge referred to above.

The statements above concerning the company’s business outlook for 2004 are based on current expectations. These statements are forward-looking and actual results may differ materially.

First Half Results

For the first half of 2004, revenues were $97.4 million compared to $88.6 million in the first half of 2003, an increase of 10%. First half net income was $.7 million, or $0.11 per diluted share, compared to $1.7 million, or $0.27 per diluted share, last year. First half 2004 net income includes the refinancing-related charge, which reduced net income by $1.6 million and diluted earnings per share by $0.26.

Conference Call

The company has scheduled an investor conference call for 10:00 a.m. (EDT) on Thursday, July 29. The dial-in number for the live conference call will be 800-730-8227 (706-634-7466 outside the US and Canada). There will be a live web cast of the conference call over the investor relations page of the company’s Web site at www.opinionresearch.com as well as at www.fulldisclosure.com.

For those who cannot listen to the live broadcast, an audio replay of the call will be available on the above web sites for 30 days. A telephone replay of the call will also be available from 1:00 p.m. on July 29 until 11:59 p.m. on August 5. To listen to the telephone replay, dial 800-642-1687 (706-645-9291 outside the US and Canada) and enter conference ID # 1397526.

About Opinion Research Corporation

Founded in 1938, Opinion Research Corporation provides commercial market research, health and demographic research for government agencies, information services, teleservices and consulting. The company is a pioneering leader in the science of market and social research, and has built a worldwide data-collection network. Further information is available at www.opinionresearch.com.

This release contains, within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995, forward-looking statements that are based on management’s beliefs and assumptions, current expectations, estimates and projections. Many of the factors that will determine the company’s financial results are beyond the ability of the company to control or predict. These statements are subject to risks and uncertainties and therefore actual results may materially differ. The company disclaims any obligation to update any forward-looking statements whether as a result of new information, future events, or otherwise. Important factors and risks that may affect future results are described in the company’s filings with the Securities and Exchange Commission, copies of which are available upon request from the company.

OPINION RESEARCH CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except share and per share amounts)

	For The Three Months Ended June 30,			For The Six Months Ended June 30,
	2004	2003	% Incr	2004	2003	% Incr
Revenues	$49,400	$45,481	9	$97,361	$88,645	10
Cost of revenues (exclusive of depreciation)	35,045	31,946		68,763	61,752

Gross profit	14,355	13,535	6	28,598	26,893	6

Selling, general and administrative expenses	10,370	9,676		20,268	19,650
Depreciation and amortization	955	1,008		1,897	1,954

Operating income	3,030	2,851	6	6,433	5,289	22

Interest expense	3,766	1,143		5,373	2,294
Other non-operating (income) expenses	(293)	(5)		(301)	17

Income (loss) before provision for income taxes	(443)	1,713		1,361	2,978

Provision (benefit) for income taxes	(206)	793		660	1,325

Net income (loss)	$(237)	$920		$701	$1,653

Net income (loss) per common share:
Basic	$(0.04)	$0.15		$0.11	$0.27

Diluted	$(0.04)	$0.15		0.11	0.27

Weighted average shares outstanding:
Basic	6,241,703	6,070,835		6,195,315	6,056,900
Diluted	6,241,703	6,144,002		6,410,437	6,106,146

OPINION RESEARCH CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	30-Jun-04	31-Dec-03
Assets
Current assets:
Cash and equivalents	$986	$2,766
Accounts receivable	25,223	24,890
Allowance for doubtful accounts	(273)	(336)
Unbilled services	16,517	14,140
Prepaid expenses and other current assets	4,578	3,161

Total current assets	47,031	44,621

Non-current assets:
Fixed assets, net of depreciation	9,068	9,099
Goodwill	32,592	32,537
Other intangibles, net of amortization	515	715
Other non-current assets	7,542	8,739

Total non-current assets	49,717	51,090

Total assets	$96,748	$95,711

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,587	$5,473
Accrued expenses	10,187	13,829
Deferred revenues	2,783	2,183
Short-term borrowings	2,000	3,000
Other current liabilities	1,151	762

Total current liabilities	22,708	25,247

Long-term borrowings	44,266	41,922
Other liabilities	1,329	1,543

Redeemable equity	8,900	8,900

Total stockholders’ equity	19,545	18,099

Total liabilities and stockholders’ equity	$96,748	$95,711

OPINION RESEARCH CORPORATION AND SUBSIDIARIES

Segment Information

(in thousands)

	US Market	UK Market		Social	Total
	Research	Research	Teleservices	Research	Segments	Other	Consolidated
Three months ended June 30, 2004:

Revenues from external customers	$7,285	$5,138	$3,342	$32,261	$48,026	$1,374	$49,400
Operating income (loss)	(764)	77	300	3,387	3,000	30	3,030
Interest and other non-operating expenses, net							3,473
Income (loss) before provision for income taxes							$(443)

Three months ended June 30, 2003:

Revenues from external customers	$7,091	$4,485	$3,295	$30,190	$45,061	$420	$45,481
Operating income (loss)	(232)	190	332	2,847	3,137	(286)	2,851
Interest and other non-operating expenses, net							1,138
Income before provision for income taxes							$1,713

Six months ended June 30, 2004:

Revenues from external customers	$13,600	$11,058	$6,950	$63,194	$94,802	$2,559	$97,361
Operating income (loss)	(1,280)	290	690	6,726	6,426	7	6,433
Interest and other non-operating expenses, net							5,072
Income before provision for income taxes							$1,361

Six months ended June 30, 2003:

Revenues from external customers	$13,675	$9,097	$6,684	$57,995	$87,451	$1,194	$88,645
Operating income (loss)	(1,210)	376	589	5,857	5,612	(323)	5,289
Interest and other non-operating expenses, net							2,311
Income before provision for income taxes							$2,978